Exhibit 10.51

NEUROMED PHARMACEUTICALS INC.

Special Equity Incentive Plan

This Special Equity Incentive Plan is established by Neuromed Pharmaceuticals Inc., a Delaware corporation (the “Company”).

1. Purpose. The purpose of this Plan is to enhance the Company’s ability to retain and motivate persons who have made, and are expected to make, important contributions to the Company by providing a way for the Company to provide a meaningful financial incentive to such persons.

2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

“Award” shall mean the right to receive a grant of RSUs immediately after the consummation of the Merger, determined in accordance with this Plan and subject to adjustment and the other terms of this Plan.

“Award Pool” shall mean the total number of shares of common stock of CombinatoRx issuable upon vesting of the RSUs available for distribution pursuant to this Plan, which shall equal three percent (3%) of the CombinatoRx Deemed Outstanding Shares (as defined in the Merger Agreement), rounded up or down to the nearest whole share.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“CombinatoRx” shall mean CombinatoRx, Incorporated, a Delaware corporation.

“CombinatoRx Plan” shall mean the CombinatoRx Amended and Restated 2004 Incentive Plan, as it may be amended from time to time.

“Committee” shall mean, until the consummation of the Merger, the Compensation Committee of the Board and, after the consummation of the Merger, the compensation committee of the board of directors CombinatoRx.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of June 30, 2009, among CombinatoRx, Kurt C. Wheeler, as representative of the Company’s stockholders, and Computershare Trust Company, N.A., as escrow agent, as in effect at the Effective Time (as defined in the Merger Agreement).

“Merger” shall mean the merger of PawSox, Inc. with and into the Company contemplated by the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of June 30, 2009, among CombinatoRx, PawSox, Inc., the Company, Neuromed Pharmaceuticals Ltd. and Kurt C. Wheeler, as representative of the Company’s stockholders.

“Participant” or “Participants” shall mean such employees of the Company and/or Neuromed Pharmaceuticals Ltd. and members of the Board who may be designated as Participants by the Committee; provided that no Terminated Participant shall be considered a Participant. The Company shall notify each Participant that he or she has been designated as such by sending to such Participant a memorandum in substantially the form attached hereto as Exhibit B.

“Percentage Interest” shall mean the percentage of the Award Pool each Participant shall be entitled to receive upon vesting of the RSUs to be granted under the CombinatoRx Plan upon the consummation of the Merger. The Percentage Interest for each Participant shall be determined as provided in Section 4.

“Plan” shall mean this Special Equity Incentive Plan, as it may be amended from time to time in accordance with Section 7(b).

“RSU” shall mean a restricted stock unit granted under the CombinatoRx Plan representing the right to receive a share of common stock of CombinatoRx.

“Terminated Participant” shall mean a Participant who ceases to be employed by, or serve as a member of the Board of, the Company or Neuromed Pharmaceuticals Ltd. prior to the consummation of the Merger. A Terminated Participant shall not be entitled to receive any benefits under this Plan.

3. Administration. The Committee shall have authority to grant Awards, designate Participants and determine Percentage Interests and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable in its sole and absolute discretion. The Committee may construe and interpret the terms of the Plan and any Award entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by and interpretations of the Committee, including without limitation with respect to tax matters under Section 6, shall be made in the Committee’s sole and absolute discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No member of the Board or the Committee shall be liable for any action or determination relating to or under the Plan.

4. Percentage Interest.

(a) The Percentage Interest for each Participant as determined by the Committee shall be set forth opposite the Participant’s name on Exhibit A to this Plan. The sum of the Percentage Interests of all Participants shall not exceed 100%.

(b) Exhibit A to this Plan may be amended by the Committee from time to time as follows: (i) the Committee may amend Exhibit A to this Plan to add Participants and to designate the Percentage Interest of such Participants; (ii) the Committee may amend Exhibit A to this Plan to increase or decrease the Percentage Interest of any Participant, provided that the Committee may not decrease the Percentage Interest of any Participant (for the avoidance of doubt, other than a Terminated Participant) without the prior written consent of such Participant;

and (iii) the Committee shall amend Exhibit A to this Plan from time to time to remove Terminated Participants.

5. Awards.

(a) Each Participant shall be entitled to an Award under this Plan representing the right to receive a number of RSUs equal to the Percentage Interest for such Participant of the Award Pool (rounded up or down to the nearest whole share, provided that the Company shall have the authority to effect such rounding in such a manner that the number of shares then being allocated equals the total number of whole shares in the Award Pool). Upon the consummation of the Merger, each Participant shall become entitled to receive, and CombinatoRx shall issue to each Participant under the CombinatoRx Plan, the RSUs underlying the Award granted to such Participant.

(b) The RSUs underlying the Award for each Participant shall be evidenced by a restricted stock unit agreement substantially in the form of Exhibit C-1 attached hereto, in the case of employee Participants, or Exhibit C-2 attached hereto, in the case of non-employee director Participants, which in each case shall be issued under the CombinatoRx Plan to each Participant upon the consummation of the Merger. In the event that the FDA Approval Date (as defined in the Escrow Agreement) is on or prior to the Second Milestone Date (as defined in the Escrow Agreement), the RSUs underlying an Award shall vest in full on such FDA Approval Date. In the event that the FDA Approval Date does not occur on or prior to the Second Milestone Date, 50% of the original number of RSUs underlying an Award shall be immediately forfeited. In the event that the FDA Approval Date is on or after the Second Outside Date (as defined in the Escrow Agreement) and on or prior to the Final Milestone Date (as defined in the Escrow Agreement), the RSUs underlying an Award shall vest with respect to 50% of the original number of shares of common stock of CombinatoRx underlying the RSUs on such FDA Approval Date. In the case of a non-employee director Participant, in the event that the FDA Approval Date has not occurred on or before Final Milestone Date, but the Participant continues to be a director of CombinatoRx as of such date, then 42.857% of the original number of RSUs underlying the Award shall vest and the remainder of the RSUs underlying the Award shall be immediately forfeited. In the case of an employee Participant, (i) in the event that the FDA Approval Date has not occurred on or before Final Milestone Date, then 7.143% of the original number of RSUs underlying the Award shall be immediately forfeited (which, for the avoidance of doubt, shall be in addition to the 50% of the original number of RSUs underlying the Awards that shall have been forfeited on Second Milestone Date) and (ii) in the event that the Participant remains employed by CombinatoRx or any of its subsidiaries, including without limitation Neuromed Pharmaceuticals, Ltd. on the fifth anniversary of the date of the consummation of the Merger, then 42.857% of the original number of RSUs underlying the Award shall vest. In the event that an employee Participant ceases to be employed by CombinatoRx or any of its subsidiaries, including without limitation, the Company or Neuromed Pharmaceuticals Ltd., or a non-employee director Participant ceases to serve as a member of the board of directors of CombinatoRx prior to the date upon which the RSUs vest, any RSUs that are not vested as of the date of such cessation shall be forfeited. Each Award may contain terms and conditions in addition to those set forth in the Plan. Notwithstanding the foregoing, in the event of a Change in Control (as defined in the forms of restricted stock unit agreement attached hereto as Exhibits C-1 and C-2) or if the Participant is terminated by the Company without Cause (as defined in the form of restricted stock unit agreement attached hereto as Exhibit C-1), 42.857% of the original number of RSUs shall become vested immediately prior to the consummation of such Change in Control or the date of termination, and (x) if the FDA Approval Date occurs prior to Second Milestone Date, an additional 57.143% of the original number of RSUs shall vest as of such FDA Approval Date, or (y) if the FDA Approval Date occurs on or after Second Outside Date and on or prior to Final Milestone Date, an additional 7.143% of the original number of RSUs shall vest as of such FDA Approval Date.

(c) The shares of capital stock to be distributed with respect to the RSUs underlying Awards shall consist of authorized but unissued shares or treasury shares.

6. Miscellaneous.

(a) Nature of Plan. This Plan is meant to supplement and work in conjunction with (and not to replace) the Company’s other incentive programs, such as its option plans, severance arrangements and other benefits plans. No amounts under this Plan shall actually be funded, set aside or otherwise segregated prior to payment. The obligation to pay the amounts contemplated hereunder shall at all times be an unfunded and unsecured obligation of the Company. Participants shall have the status of general creditors.

(b) Amendment; Termination. This Plan may be amended by the Committee, provided that (i) no amendment that adversely affects the rights of Participants under this Plan in any material respect may be made without the prior written approval of Participants holding a majority of the Percentage Interests outstanding at the time of such amendment and (ii) after the consummation of the Merger, no amendment that adversely affects the rights of any Participant under this Plan may be made without the prior written approval of such Participant. This Plan may not be terminated on or prior to the consummation of the Merger without the prior written approval of the Committee and Participants holding a majority of the Percentage Interests outstanding at the time of such termination, provided that this Plan and all outstanding Awards shall automatically terminate in the event that the Merger Agreement is terminated prior to the consummation of the Merger. This Plan may not be terminated after the consummation of the Merger without the prior written approval of each Participant.

(c) Withholding. If the Company determines that it is obligated to withhold any tax in connection with an Award under this Plan, the Company may withhold such required amount from such Award and/or from the Participant’s wages or other remuneration.

(d) No Right To Employment. This Plan shall not be construed as giving a Participant the right to continued employment with the Company.

(e) No Equity Interests. Subject to the provisions of the applicable Award, no Participant shall have any rights as a stockholder with respect to any shares of capital stock to be distributed with respect to an Award until becoming the record holder of such shares.

(f) Transferability. Except as the Committee may, in its sole and absolute discretion, otherwise determine or provide, the right to receive an Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law.

(g) Section 409A. This Plan is intended to comply with, or be exempt from, the provisions of Section 409A of the Code and shall be interpreted consistently therewith. Notwithstanding the foregoing, neither the Company nor the Board (nor the Committee) shall have any liability to a Participant or to any other person in the event that Section 409A becomes applicable to payments due under the Plan.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

(i) Assumption by CombinatoRx. This Plan shall be assumed by CombinatoRx upon the consummation of the Merger, and without limiting the obligations of CombinatoRx under this Plan, CombinatoRx shall thereafter be liable for, and shall assume, by virtue of the Merger, all the obligations and duties of the Company pursuant to this Agreement. CombinatoRx shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its common stock for delivery under the RSUs to be granted under the CombinatoRx Plan. From and after the consummation of the Merger, the shares of CombinatoRx common stock to be distributed with respect to RSUs underlying Awards under this Plan shall be covered by CombinatoRx’s registration statement on Form S-8 (Reg. No. 333-135356) or another effective registration statement on Form S-8 covering the shares of common stock underlying such RSUs, and CombinatoRx shall use its reasonable best efforts to maintain the effectiveness of any such registration statement for so long as such RSUs remain outstanding.

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